Exhibit 99.3

LOAN AGREEMENT

Dated as of August 15, 2008

between

CE DALLAS RENEWABLES LLC,
a Delaware limited liability company

as Borrower

and

CLEAN ENERGY,

a California corporation

as Lender

i

	7.7	Environmental Definitions	11

8.	DEFAULT AND REMEDIES		12
	8.1	Failure to Pay	12
	8.2	Other Agreements	12
	8.3	Cross-default	12
	8.4	False Information	13
	8.5	Bankruptcy	13
	8.6	Receivers	13
	8.7	Lien Priority	13
	8.8	Lawsuits	13
	8.9	Judgments	13
	8.10	Material Adverse Change	13
	8.11	Government Action	13
	8.12	Default under Related Documents	13
	8.13	ERISA Plans	13
	8.14	Other Breach Under Agreement	14
	8.15	Change of Control	14
	8.16	Gas Lease	14

9.	ENFORCING THIS AGREEMENT; MISCELLANEOUS		14
	9.1	Governing Law	14
	9.2	Successors and Assigns	14
	9.3	Dispute Resolution Provision	15
	9.4	Severability; Waivers	17
	9.5	Attorneys’ Fees	17
	9.6	Set-Off	18
	9.7	One Agreement; Modifications	18
	9.8	Indemnification	19
	9.9	Notices	19
	9.10	Headings	19
	9.11	Counterparts	19
	9.12	Borrower Information; Reporting to Credit Bureaus	19
	9.13	Usury Savings	20
	9.14	Notice of Final Agreement	20

Schedules

1.1 — Capital Improvements

ii

LOAN AGREEMENT

This Loan Agreement (this “Agreement”) dated as of August 15, 2008, is entered into between CE DALLAS RENEWABLES LLC, a Delaware limited liability company (“Borrower”) and CLEAN ENERGY, a California corporation (“Lender”), with reference to the following facts:

RECITALS

A.            Cambrian Energy McCommas Bluff LLC, a Delaware limited liability company (together with its affiliates, “Cambrian”) and Lender have formed Borrower as a joint venture entity  pursuant to the Limited Liability Company Agreement of CE Dallas Renewables LLC dated as of August 15, 2008 (as amended, the “DCE Operating Agreement”).

B.            Concurrently herewith, Borrower shall acquire all of the membership interests of Dallas Clean Energy LLC, a Delaware limited liability company (“DCE”) pursuant to the Membership Interest Purchase and Sale Agreement dated as of August 15, 2008 (the “DCE Purchase Agreement”), by and among Camco International Ltd., a Jersey company, Camco DCE Limited, a Jersey company, Camco DCE, Inc., a Delaware corporation, Lender, Cambrian, and Borrower (such acquisition is herein referred to as the “DCE Acquisition”).  DCE owns all of the leases, permits, equipment, personal property, and tangible and intangible property and rights associated with the landfill gas to-high Btu gas energy project at the McCommas Bluff Landfill in Dallas County, City of Dallas, Texas (the “Project”).

C.            Immediately following the DCE Acquisition, Borrower shall merge into DCE, with DCE continuing as the surviving entity (such merger is herein referred to as the “DCE Post Closing Merger”) and DCE assuming all the rights and obligations of Borrower hereunder (such assumption is herein referred to the “DCE Assumption”, and collectively with the DCE Acquisition and the DCE Post Closing Merger, the “DCE Restructure”).  Following the DCE Restructure, all references to Borrower contained herein and in any of the other instruments, documents or agreements executed in connection herewith shall be deemed to include and refer to DCE.

D.            In order to fund certain capital improvements to be made in connection with the process of repairing, improving, expanding and operating the Project, Borrower has requested that Lender provide secured financing to Borrower in an aggregate principal amount of up to $14,000,000.

E.             Subject to the terms and conditions hereof, Lender has agreed to provide such financing to Borrower.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby covenant and agree as follows:

1.             LOANS AND LETTERS OF CREDIT

1.1           Loan Amount.  Subject to the terms and conditions hereof, Lender agrees, for so long as no default or event of default under this agreement exists, to make loans (each a “Loan”, and collectively, the “Loans”) to Borrower from time to time, on any banking day during the availability period described in Section 1.3 below, provided that no such Loan shall be made unless each of the following conditions shall have been satisfied, each of which shall be in form and substance satisfactory to Lender and shall be in addition to the conditions set forth in Section 4.2:

(a)           Lender shall have received a request for loan from Borrower, in form and substance satisfactory to Lender, no later than, unless otherwise consented to by Lender, three banking days prior to date of the requested Loan, which request shall include, without limitation, (i) the date and amount of such requested Loan, (ii) the manner in which the loan proceeds shall be disbursed, (iii) a certification that (A) no default or event of default has occurred and is continuing under this Agreement, (B) the representations and warranties contained in this Agreement and any other document executed in connection herewith are true and correct and (C) the condition described in clause (b) below has been satisfied, in each case as of the date of, and after giving effect to, the requested Loan, and (iv) such evidence as Lender may require, demonstrating that such Loan has been approved by the board of managers of Borrower in accordance with the DCE Operating Agreement.

(b)           After giving effect to such Loan, the aggregate initial principal amount of all Loans made as of such date, including, without limitation, Loans related to issuance of Letters of Credit as described in Section 1.2, minus the amount of any reserves established pursuant to Section 1.2(b) shall not exceed $14,000,000.

(c)           Lender shall have received evidence from Borrower, in form and substance satisfactory to Lender, that Borrower will use the proceeds of each requested Loan for capital improvements identified on Schedule 1.1, prior expenditures for the drilling and installation of gas collection wells, or such other capital expenditures as Lender may consent to in its sole discretion.

(d)           Lender shall have received, in form and substance satisfactory to Lender, evidence of insurance covering any equipment Borrower proposes to purchase with the proceeds of each Loan.

(e)           Borrower shall have delivered or caused to be delivered to Lender any and all other documents, agreements and instruments deemed necessary by Lender in connection with the making of such Loan including, without limitation, certificates of title, if any, for equipment, if required by Lender.

On the date hereof, Borrower shall have been deemed to have requested, and Lender shall have been deemed to have made, a Loan hereunder in the principal amount of $714,370.44 in order to fund the media capital expenditures identified on Schedule 1.1.

Amounts borrowed under this Section 1.1 and repaid or prepaid may not be reborrowed.

1.2           Letters of Credit.  At the election of Lender, in its sole discretion, Lender or one of its affiliates, as the account party, may procure the issuance of one or more letters of credit (each a “Letter of Credit”, and collectively, the “Letters of Credit”) in such amounts and in favor of such beneficiaries as may be requested by Borrower from time to time during the availability period described in Section 1.3 below, provided that:

(a)           Lender shall have received a request for letter of credit from Borrower, in form and substance satisfactory to Lender, with such advance notice as Lender may require, which request shall include, without limitation, (i) the date, beneficiary, and amount of such requested Letter of Credit, and (ii) a certification that (A) no default or event of default has occurred and is continuing under this Agreement, (B) the representations and warranties contained in this Agreement and any other document executed in connection herewith are true and correct, and (C) the condition described in Section 1.1(b) has been satisfied, in each case as of the date of, and after giving effect to, the requested Letter of Credit and any resulting Loans.  Borrower shall also provide such other documents as Lender, in its sole discretion, may request.

(b)           For purposes of calculating the amount of availability under the Loans as described in Section 1.1(a), a reserve shall be established against the availability of the Loans in an amount equal to 105% of the undrawn face amount of all Letters Credit.

(c)           Upon the drawing of any amount under any Letter of Credit, Borrower shall be deemed to have requested, and Lender shall have been deemed to have made, a Loan in an amount equal to the amount drawn upon such Letter of Credit.

(d)           Upon the earlier of the due date or date of payment of any costs, fees or expenses (including, without limitation, (i) such issuance, negotiation, amendment, transfer and other fees as may be charged by the Letter of Credit issuer and (ii) any legal expenses) incurred by Lender or any of its affiliates in connection with the issuance of any such Letter of Credit, Borrower shall be deemed to have requested, and Lender shall have been deemed to have made, a Loan in an amount equal to such costs, fees or expenses.

(e)           Upon the occurrence of an event of default hereunder, Borrower shall cash collateralize or provide a backstop letter of credit, in each case, in form and substance acceptable to Lender, in an amount equal to 105% of the undrawn face amount of all outstanding Letters of Credit, provided that, for so long as any PCB Obligations (as defined below) remain outstanding, any amounts deposited as cash collateral in accordance with this Section 1.2(e) shall be deposited with PCB (as defined below).

For the avoidance of doubt, Lender shall have no obligation to honor any request for a Letter of Credit from Borrower, and shall incur no liability as result of its election not to honor any such request.

1.3           Availability Period.  The Loans are available in multiple disbursements from Lender between the date of this Agreement and July 29, 2013, unless a default or event of default of this Agreement has occurred and is continuing.

1.4           Interest Rate.  Subject to the last sentence of this section, all outstanding obligations hereunder shall bear interest on the unpaid principal amount thereof (including on the unpaid principal amount of the Loans and, to the extent permitted by law, on interest thereon or fees not paid when due) at a per annum rate of 12%.  Additionally, the aggregate undrawn amount of all Letters of Credits shall bear interest in the same fashion as the outstanding obligations referred to above.  Upon the occurrence of any default under this Agreement, all such outstanding obligations referred to above will, at the option of Lender, bear interest at a rate which is 3 percentage points higher than the rate of interest otherwise provided under this Agreement.  This will not constitute a waiver of any default.

1.5           Repayment Terms.

(a)           Borrower will pay interest on September 30, 2008, and then on the last day of each calendar quarter thereafter until payment in full of any principal outstanding under this Agreement.

(b)           Borrower will repay principal in an amount equal to the lesser of (i) the aggregate principal amount of the then outstanding Loans and (ii) $2,800,000 beginning on August 1, 2009, and on each anniversary thereafter, and ending on August 1, 2013 (the “Repayment Period”).  In any event, on the last day of the Repayment Period, Borrower will repay the remaining principal balance plus any interest then due.

1.6           Mandatory Payments.  The outstanding principal amount of the Loans shall be prepaid on or before the third banking day following the receipt by Borrower or any of its subsidiaries of:

(a)           Net cash sales proceeds from any asset disposition by an amount equal to one hundred percent (100%) of the amount of such net cash sales proceeds.

(b)           Net cash proceeds from the sale, loss, destruction, taking, or condemnation of any assets of Borrower or any of its subsidiaries by an amount equal to one hundred percent (100%) of the amount of such net cash proceeds.

(c)           Net cash issuance proceeds from the issuance of indebtedness of Borrower or any of its subsidiaries by an amount equal to one hundred percent (100%) of the amount of such net cash issuance proceeds.

(d)           Net cash issuance proceeds from the issuance of equity of Borrower or any of its subsidiaries by an amount equal to one hundred percent (100%) of the amount of such net cash issuance proceeds if such equity is issued for any reason other than for the purpose of acquiring specific property substantially concurrently therewith.

Any prepayment will be applied to the most remote payment of principal due under this Agreement.

1.7           Optional Prepayments. Borrower may prepay principal in full or in part at any time without the payment of a prepayment fee or premium.  Any prepayment will be applied to the most remote payment of principal due under this Agreement.

2.             FEES AND EXPENSES

2.1           Fees and Expenses.  Borrower agrees to immediately repay Lender for expenses that include, but are not limited to, filing, recording and search fees, appraisal fees, title report fees, and documentation fees.

2.2           Reimbursement Costs.

(a)           Borrower agrees to reimburse Lender for any expenses it incurs in the preparation of this Agreement and any agreement or instrument required by this Agreement.  Expenses include, but are not limited to, reasonable attorneys’ fees, including any allocated costs of Lender’s in-house counsel to the extent permitted by applicable law.

(b)           Borrower agrees to reimburse Lender for the cost of periodic field examinations of Borrower’s books, records and collateral, and appraisals of the collateral, at such intervals as Lender may reasonably require.  The actions described in this section may be performed by employees of Lender or by independent appraisers.

3.             DISBURSEMENTS, PAYMENTS AND COSTS

3.1           Disbursements and Payments.

(a)           All payments shall be made without set-off, recoupment or counterclaim, and shall be made free and clear of, and without deduction or withholding by reason of, any taxes, assessments or other charges imposed by any governmental agency, central bank or comparable authority.

(b)           Each payment by Borrower shall be made in U.S. Dollars in immediately available funds by wire transfer to the account listed below Lender’s name on the signature page hereto, or by such other method as may be permitted by Lender.

(c)           Lender may honor instructions for advances or repayments given by any one of the individuals authorized to sign loan agreements on behalf of Borrower, or any other individual designated by any one of such authorized signers (each an “Authorized Individual”).

(d)           Each disbursement by Lender and each payment by Borrower will be evidenced by records kept by Lender.  In addition, Lender may, at its discretion, require Borrower to sign one or more promissory notes.

(e)           Prior to the date each payment of principal and interest and any fees from Borrower becomes due (the “Due Date”), Lender will mail to Borrower a statement or otherwise inform Borrower in writing of the amounts that will be due on that Due Date (the “Billed Amount”).  The calculations in the bill will be made on the assumption that no new extensions of credit or payments will be made between the date of the billing statement and the Due Date, and that there will be no changes in the applicable interest rate.  If the Billed Amount differs from the actual amount due on the Due Date (the “Accrued Amount”), the discrepancy will be treated as follows:

(i)            If the Billed Amount is less than the Accrued Amount, the Billed Amount for the following Due Date will be increased by the amount of the discrepancy.  Borrower will not be in default by reason of any such discrepancy.

(ii)           If the Billed Amount is more than the Accrued Amount, the Billed Amount for the following Due Date will be decreased by the amount of the discrepancy.

Regardless of any such discrepancy, interest will continue to accrue based on the actual amount of principal outstanding without compounding.  Lender will not pay Borrower interest on any overpayment.

3.2           Banking Days.  Unless otherwise provided in this Agreement, a banking day is a day other than a Saturday, Sunday or other day on which commercial banks are authorized to close, or are in fact closed, in the state where Lender’s chief executive office is located.  All payments and disbursements which would be due on a day which is not a banking day will be due on the next banking day.  All payments received on a day which is not a banking day or after noon (Los Angeles time) on any banking day will be applied to the credit on the next banking day.

3.3           Interest Calculation.  Except as otherwise stated in this Agreement, all interest and fees, if any, will be computed on the basis of a 360-day year and the actual number of days elapsed.  Installments of principal which are not paid when due under this Agreement shall continue to bear interest until paid.

4.             CONDITIONS.

4.1           Conditions to Closing.  The effectiveness of this Agreement is subject to receipt by Lender of such documents and other items it may reasonably require, in form and substance acceptable to Lender, including any items specifically listed below:

(a)           Promissory Note.  A promissory note in favor of Lender in the principal amount of $14,000,000, duly executed by Borrower.

(b)           Security Agreement.  A security agreement in favor of Lender covering all personal property of Borrower, duly executed by Borrower.

(c)           Cambrian Documents.  The following documents duly executed by Cambrian in favor Lender:

(i)            a non-recourse guaranty;

(ii)           a pledge agreement, pledging Cambrian’s membership interests in the Borrower in order to secure the above referenced non-recourse guaranty; and

(iii)          A subordination agreement regarding the subordination of the management fees owed to Cambrian by Borrower.

(d)           Negative Pledge.  A negative pledge duly executed by the Borrower and each of its members with the respect to the Gas Lease referred to in Section 7.16, which negative pledge shall be in suitable format for recording.

(e)           Perfection and Evidence of Priority.  Evidence that the security interests and liens in favor of Lender are valid, enforceable, properly perfected in a manner acceptable to Lender and prior to all others’ rights and interests, except those Lender consents to in writing.

(f)            Payment of Fees.  Payment of all fees and other amounts due and owing to Lender, including without limitation payment of all accrued and unpaid expenses incurred by Lender as required by the section entitled “Reimbursement Costs.”

(g)           DCE Acquisition and DCE Post Closing Merger.

(i)            The DCE Acquisition shall be in a position to be consummated, subject only to the effectiveness of this Agreement, in accordance with the terms of the DCE Purchase Agreement.

(ii)           The DCE Post Closing Merger shall be in a position to be consummated promptly following the DCE Acquisition in accordance with the terms of the DCE Operating Agreement and the other merger documents executed in connection therewith.

(h)           Authorizations.  If required by Lender, evidence satisfactory to Lender that the execution, delivery and performance by Borrower and/or such guarantor of this Agreement and any instrument or agreement required under this Agreement have been duly authorized.

(i)            Governing Documents.  If required by Lender, a copy of Borrower’s organizational documents.

(j)            Good Standing.  If required by Lender, certificates of good standing for Borrower from its state of formation and from any other state in which Borrower is required to qualify to conduct its business.

(k)           Insurance.  If required by Lender, evidence of insurance coverage, including endorsements naming Lender and PCB as additional insured and loss payee, as Lender may reasonably require.

4.2           Conditions to Each Loan.  The obligation of Lender to make any Loan, including the first, is subject to the satisfaction of each of the conditions listed below, in form and substance acceptable to Lender:

(a)           Each of the conditions contained in Section 1.1 shall have been satisfied.

(b)           Both before and after giving effect to such Loan, the representations and warranties contained in this Agreement and any other document executed in connection herewith shall be true and correct.

(c)           Both before and after giving effect to such Loan, no default or event of default under this Agreement shall have occurred and be continuing.

(d)           No circumstance or event shall have occurred which would constitute a material adverse change in Borrower’s business condition (financial or otherwise), operations, properties or prospects, or ability to repay the credit.

5.             REPRESENTATIONS AND WARRANTIES.

When Borrower signs this Agreement, and until Lender is repaid in full, Borrower makes the following representations and warranties, after given effect to the DCE Restructure.  Each request for an extension of credit constitutes a renewal of these representations and warranties as of the date of the request:

5.1           Formation.  Borrower is duly formed and existing under the laws of the state of Delaware.

5.2           Authorization.  The execution, delivery, and performance of this Agreement, and any instrument or agreement required hereunder, are within Borrower’s powers, have been duly authorized, and do not conflict with any of its organizational papers.

5.3           Enforceable Agreement.  This Agreement is a legal, valid and binding agreement of Borrower, enforceable against Borrower in accordance with its terms, and any instrument or agreement required hereunder, when executed and delivered, will be similarly legal, valid, binding and enforceable.

5.4           Good Standing.  In each state in which Borrower does business, it is properly licensed, in good standing, and, where required, in compliance with fictitious name statutes.

5.5           No Conflicts.  Neither this Agreement, nor any of the other documents executed in connection herewith, conflict with any law, agreement, or obligation by which Borrower is bound.

5.6           Financial Information.  All financial and other information that has been or will be supplied to Lender is sufficiently complete to give Lender accurate knowledge of Borrower’s (and any guarantor’s) financial condition, including all material contingent liabilities.  Since the date of the most recent financial statement provided to Lender, there has been no material adverse change in the business condition (financial or otherwise), operations, properties or prospects of Borrower (or any guarantor).

5.7           Collateral.  All collateral securing the obligations under this Agreement or any other document executed in connection herewith is owned by the grantor of the security interest free of any title defects or any liens or interests of others, except those which have been approved by Lender in writing.

6.             RESTRICTED PAYMENTS.  Borrower agrees, so long as credit is available under this Agreement and until Lender is repaid in full, not to pay or otherwise incur management, consulting, or other similar fees to any person other than:

6.1           Management Fees.  So long as no default or event of default has occurred and is continuing under this Agreement, management fees to Cambrian in the amounts and at the times provided for in the DCE Operating Agreement.

6.2           Travel Expenses.  All reasonable, documented travel expenses incurred by Cambrian directly related to the management of Borrower in an aggregate amount not to exceed $20,000 in any fiscal year, unless otherwise consented to by Lender.

6.3           Other Payments.  Such payments as may be approved by the board of managers of the Borrower in accordance with the DCE Operating Agreement.

7.             HAZARDOUS MATERIALS - REAL PROPERTY

7.1           Indemnity Regarding Hazardous Materials.  Borrower agrees to indemnify and hold Lender harmless from and against all liabilities, claims, actions, foreseeable and unforeseeable consequential damages, costs and expenses (including sums paid in settlement of claims and all consultant, expert and legal fees and expenses of Lender’s counsel) or loss directly or indirectly arising out of or resulting from any of the following:

(a)           Any Hazardous Material being present at any time, whether before, during or after any construction, in or around any part of the real property described in Exhibit A attached hereto and made a part of this Agreement (the “Real Property”), or in the soil, groundwater or soil vapor on or under the Real Property, including those incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work, or any resulting damages or injuries to the person or property of any third parties or to any natural resources.

(b)           Any use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a Hazardous Material.  This indemnity will apply whether the Hazardous Material is on, under or about any of Borrower’s property or operations or property leased to Borrower, whether or not the property has been taken by Lender as collateral.

(c)           The construction of any improvements on the real property collateral, or the ownership, operation, or use of the real property collateral, whether such claims are based on theories of derivative liability, comparative negligence or otherwise.

(d)           Any environmental liability related in any way to Borrower.

THE FOREGOING INDEMNIFICATION WILL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY OR CAUSED, IN WHOLE OR IN PART BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY LENDER, provided that such indemnity shall not, as to Lender, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of Lender or (y) result from a claim brought by Borrower against Lender for breach in bad faith of Lender’s obligations hereunder or under any other Loan Document, if Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. Upon demand by Lender, Borrower will defend any investigation, action or proceeding alleging the presence of any Hazardous Material in any such location, which affects the Real Property or which is brought or commenced against Lender, whether alone or together with Borrower or any other person, all at Borrower’s own cost and by counsel to be approved by Lender in the exercise of its reasonable judgment.  In the alternative, Lender may elect to conduct its own defense at the expense of Borrower.  Borrower’s obligations to Lender under this Article, except the obligation to give notices to Lender, shall survive termination of this Agreement, repayment of Borrower’s obligations to Lender under this Agreement, and foreclosure of any deed of trust or mortgage encumbering the Real Property or similar proceedings.

7.2           Representation and Warranty Regarding Hazardous Materials.  Before signing this Agreement, Borrower researched and inquired into the previous uses and ownership of the Real Property.  Based on that due diligence, Borrower represents and warrants that to the best of its knowledge, no Hazardous Material has been disposed of or released or otherwise exists in, on, under or onto the Real Property, except as disclosed on the Disclosure Schedule to the PCB Credit Agreement.

7.3           Compliance Regarding Hazardous Materials.  Borrower has complied, and will comply and cause all occupants of the Real Property to comply, with all current and future Environmental Laws.  Borrower shall promptly, at Borrower’s sole cost and expense, take all reasonable actions with respect to any Hazardous Materials or other environmental condition at, on, or under the Real Property necessary to (i) comply with all applicable Environmental Laws; (ii) allow continued use, occupation or operation of the Real Property; or (iii) maintain the fair market value of the Real Property.  Borrower acknowledges that Hazardous Materials may permanently and materially impair the value and use of the Real Property.

7.4           Notices Regarding Hazardous Materials.  Until full repayment of the loan, Borrower will promptly notify Lender in writing if it knows, suspects or believes there may be any Hazardous Material in or around the Real Property, or in the soil, groundwater or soil vapor on or under the Real Property, or that Borrower or the Real Property may be subject to any threatened or pending investigation by any governmental agency under any current or future law, regulation or ordinance pertaining to any Hazardous Material.

7.5           Site Visits, Observations and Testing.  Lender and its agents and representatives will have the right at any reasonable time, after giving reasonable notice to Borrower, to enter and visit the Real Property and any other locations where any personal property collateral securing this Agreement is located, for the purposes of observing the Real Property and the personal property collateral, taking and removing environmental samples, and conducting tests on any part of the Real Property.  Borrower shall reimburse Lender on demand for the costs of any such environmental investigation and testing.  Lender will make reasonable efforts during any site visit, observation or testing conducted pursuant to this section to avoid interfering with

Borrower’s use of the Real Property and the personal property collateral.  Lender is under no duty, however, to visit or observe the Real Property or  the personal property collateral or to conduct tests, and any such acts by Lender will be solely for the purposes of protecting Lender’s security and preserving Lender’s rights under this Agreement.  No site visit, observation or testing or any report or findings made as a result thereof (“Environmental Report”) (i) will result in a waiver of any default of Borrower; (ii) impose any liability on Lender; or (iii) be a representation or warranty of any kind regarding the Real Property or the personal property collateral (including its condition or value or compliance with any laws) or the Environmental Report (including its accuracy or completeness).  In the event Lender has a duty or obligation under applicable laws, regulations or other requirements to disclose an Environmental Report to Borrower or any other party, Borrower authorizes Lender to make such a disclosure.  Lender may also disclose an Environmental Report to any regulatory authority, and to any other parties as necessary or appropriate in Lender’s judgment.  Borrower further understands and agrees that any Environmental Report or other information regarding a site visit, observation or testing that is disclosed to Borrower by Lender or its agents and representatives is to be evaluated (including any reporting or other disclosure obligations of Borrower) by Borrower without advice or assistance from Lender.

7.6           Unsecured Obligation.  Notwithstanding any provision in any deed of trust or mortgage encumbering the Real Property, Borrower’s obligations to Lender under this Article are not secured by the Real Property.

7.7           Environmental Definitions.

(a)           “Environmental Laws” means any and all Laws relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.  Environmental Laws include, without limitation, the Clean Air Act, as amended, the Federal Water Pollution Control Act, as amended, the Rivers and Harbors Act of 1899, as amended, the Safe Drinking Water Act, as amended, CERCLA, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Hazardous and Solid Waste Amendments Act of 1984, as amended, the Toxic Substances Control Act, as amended, the Occupational Safety and Health Act (“OSHA”), as amended, the Hazardous Materials Transportation Act, as amended, any similar state laws, and  any other federal, state and local Law whose purpose is to conserve or protect human health, the environment, wildlife or natural resources.

(b)           “Hazardous Materials” means any substances regulated under any Environmental Law, whether as pollutants, contaminants, or chemicals, or as industrial, toxic or hazardous substances or wastes, or otherwise, including, but not limited to (a) any “hazardous substance,” as defined by CERCLA; (b) any “hazardous waste” or “solid waste,” in either case as defined by the Resource Conservation and Recovery Act, as amended; (c) any solid, hazardous, dangerous, radioactive or toxic chemical, material, waste or substance, within the meaning of and regulated by any Environmental Law; (d) any asbestos containing materials in any form or condition; (e) any polychlorinated biphenyls in any form or condition; (f) petroleum, petroleum hydrocarbons, or any fraction or byproducts thereof; or (g) any air pollutant which is so designated by the U.S. EPA as authorized by the Clean Air Act or otherwise regulated by the Clean Air Act.

8.             DEFAULT AND REMEDIES

If any of the following events of default occurs, Lender may do one or more of the following: declare Borrower in default, stop making any additional credit available to Borrower, require Borrower to repay its entire debt immediately and without prior notice, and require Borrower to cash collateralize or provide backstop letters of credit for any outstanding Letters of Credit in accordance with Section 1.2(e).  If an event which, with notice or the passage of time, will constitute an event of default has occurred and is continuing, Lender has no obligation to make advances or extend additional credit under this Agreement.  In addition, if any event of default occurs, Lender shall have all rights, powers and remedies available under any instruments and agreements required by or executed in connection with this Agreement, as well as all rights and remedies available at law or in equity.  If an event of default occurs under the section entitled “Bankruptcy,” below, with respect to Borrower, then the entire debt outstanding under this Agreement will automatically be due immediately.

8.1           Failure to Pay.  Borrower fails to make a payment under this Agreement or the promissory note when due.

8.2           Other Agreements.  Any default occurs under any other agreement Borrower (or any guarantor) or any of Borrower’s related entities or affiliates has with Lender or any affiliate of Lender.

8.3           Cross-default.

(a)           Any default occurs under any agreement in connection with any credit Borrower (or any guarantor) or any of Borrower’s related entities or affiliates has obtained from anyone else or which Borrower (or any guarantor) or any of Borrower’s related entities or affiliates has guaranteed.

(b)           Any covenant under the DCE Operating Agreement is violated or any other default occurs under the DCE Operating Agreement.

(c)           Borrower takes any action not permitted under the DCE Operating Agreement without the prior written consent of Lender and, until such time as all obligations (collectively the “PCB Obligations”) of Lender and Clean Energy Fuels Corp. to PlainsCapital Bank (“PCB”) under the Credit Agreement of even date herewith among Lender, Clean Energy Fuels Corp., and PCB (as amended, the “PCB Credit Agreement”) have been fully and finally paid and performed (other than indemnities and other reimbursement obligations which survive the termination of the PCB Credit Agreement), without the prior written consent of PCB (which shall not be unreasonably withheld).

8.4                                 False Information.  Borrower or any guarantor has given Lender false or misleading information or representations.

8.5                                 Bankruptcy.  Borrower, any guarantor, or any general partner of Borrower or of any guarantor files a bankruptcy petition, a bankruptcy petition is filed against any of the foregoing parties, or Borrower, any guarantor, or any general partner of Borrower or of any guarantor makes a general assignment for the benefit of creditors.

8.6                                 Receivers.  A receiver or similar official is appointed for a substantial portion of Borrower’s or any guarantor’s business, or the business is terminated, or, if any guarantor is anything other than a natural person, such guarantor is liquidated or dissolved.

8.7                                 Lien Priority.  Lender fails to have an enforceable first lien (except for any prior liens to which Lender has consented in writing) on or security interest in any property given as security for this Agreement (or any guaranty).

8.8                                 Lawsuits.  Any lawsuit or lawsuits are filed on behalf of one or more trade creditors against Borrower or any guarantor in an aggregate amount of $250,000 or more in excess of any insurance coverage.

8.9                                 Judgments.  Any judgments or arbitration awards are entered against Borrower or any guarantor, or Borrower or any guarantor enters into any settlement agreements with respect to any litigation or arbitration, in an aggregate amount of $250,000 or more in excess of any insurance coverage.

8.10                           Material Adverse Change.  A material adverse change occurs, or is reasonably likely to occur, in Borrower’s (or any guarantor’s) business condition (financial or otherwise), operations, properties or prospects, or ability to repay the credit.

8.11                           Government Action.  Any government authority takes action that Lender believes materially adversely affects Borrower’s or any guarantor’s financial condition or ability to repay.

8.12                           Default under Related Documents.  Any default occurs under any guaranty, subordination agreement, security agreement, deed of trust, mortgage, or other document required by or delivered in connection with this Agreement or any such document is no longer in effect, or any guarantor purports to revoke or disavow the guaranty.

8.13                           ERISA Plans.  Any one or more of the following events occurs with respect to a Plan of Borrower subject to Title IV of ERISA, provided such event or events could reasonably be expected, in the judgment of Lender, to subject Borrower to any tax, penalty or liability (or any combination of the foregoing) which, in the aggregate, could have a material adverse effect on the financial condition of Borrower:

(a)                                  A reportable event shall occur under Section 4043(c) of ERISA with respect to a Plan.

(b)                                 Any Plan termination (or commencement of proceedings to terminate a Plan) or the full or partial withdrawal from a Plan by Borrower or any ERISA Affiliate.

8.14                           Other Breach Under Agreement.  A default occurs under any other term or condition of this Agreement not specifically referred to in this Article.

8.15                           Change of Control.

(a)                                  Lender and its affiliates cease to (i) directly or indirectly own at least 50% of the outstanding membership interests of Borrower or (ii) control a majority of board of managers.

(b)                                 Cambrain ceases to directly or indirectly own at least 25% of the outstanding membership interests of Borrower.

(c)                                  Any change in ownership of Borrower occurs which is not in compliance with the DCE Operating Agreement.

8.16                           Gas Lease.  The Borrower ceases to own the leasehold interests provided for in the Lease to Develop Landfill Gas executed on December 12, 1994, by The City of Dallas, a municipal corporation and a political subdivision of the State of Texas, as amended from time to time (the “Gas Lease”) or at any time amends, terminates, encumbers, subordinates, assigns, or voluntarily surrenders the Gas Lease or the Borrower’s rights thereunder without the prior written consent of the Lender and, until such time as all PCB Obligations have been fully and finally paid and performed, PCB.

9.                                       ENFORCING THIS AGREEMENT; MISCELLANEOUS

9.1                                 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of California.  To the extent that Lender has greater rights or remedies under federal law, this section shall not be deemed to deprive Lender of such rights and remedies as may be available under federal law.

9.2                                 Successors and Assigns.

(a)                                  This Agreement is binding on Borrower’s and Lender’s successors and assignees.  It is hereby expressly acknowledged that following the DCE Restructure, DCE shall assume all of Borrower’s obligations under the Loan Agreement and all instruments, documents and agreements executed in connection therewith and all references to Borrower contained herein or in any such instrument, document or agreement shall be deemed to include and refer to DCE.  Borrower agrees that it may not assign this Agreement without Lender’s prior consent, provided that Lender hereby consents to the DCE Assumption.  Lender may sell participations in or assign this loan, and may exchange information about Borrower (including, without limitation, any information regarding any Hazardous Materials) with actual or potential participants or assignees.

(b)                                 Borrower and Lender hereby acknowledge and agree that concurrently herewith, Lender is collaterally assigning to PCB this Agreement, the promissory note referenced in Section 4.1(a), all security documents and other agreements being executed in connection herewith (collectively, the “Loan Documents”), and all of Lender’s rights, title, liens and interests arising hereunder or thereunder, in order to secure the PCB Obligations.  PCB is a third party beneficiary of, and is entitled to rely on, the acknowledgments and agreements of Borrower and Lender set forth in this Section 9.2(b) and 9.7(b).

9.3                                 Dispute Resolution Provision.

This section, including the subsections below, is referred to as the “Dispute Resolution Provision.”  This Dispute Resolution Provision is a material inducement for the parties entering into this agreement.

(a)                                  This Dispute Resolution Provision concerns the resolution of any controversies or claims between the parties, whether arising in contract, tort or by statute, including but not limited to controversies or claims that arise out of or relate to: (i) this agreement (including any renewals, extensions or modifications); or (ii) any document related to this agreement (collectively a “Claim”).  For the purposes of this Dispute Resolution Provision only, the term “parties” shall include any parent corporation, subsidiary or affiliate of Lender involved in the servicing, management or administration of any obligation described or evidenced by this agreement.

(b)                                 At the request of any party to this agreement, any Claim shall be resolved by binding arbitration in accordance with the Federal Arbitration Act (Title 9, U.S. Code) (the “Act”).  The Act will apply even though this agreement provides that it is governed by the law of a specified state.

(c)                                  Arbitration proceedings will be determined in accordance with the Act, the then-current rules and procedures for the arbitration of financial services disputes of the American Arbitration Association or any successor thereof (“AAA”), and the terms of this Dispute Resolution Provision.  In the event of any inconsistency, the terms of this Dispute Resolution Provision shall control.  If AAA is unwilling or unable to (i) serve as the provider of arbitration or (ii) enforce any provision of this arbitration clause, Lender may designate another arbitration organization with similar procedures to serve as the provider of arbitration.

(d)                                 The arbitration shall be administered by AAA and conducted, unless otherwise required by law, in any U.S. state where real or tangible personal property collateral for this credit is located or if there is no such collateral, in the state specified in the governing law section of this agreement.  All Claims shall be determined by one arbitrator; however, if Claims exceed $5,000,000, upon the request of any party, the Claims shall be decided by three arbitrators.  All arbitration hearings shall commence within ninety (90) days of the demand for arbitration and close within ninety (90) days of commencement and the award of the arbitrator(s) shall be issued within thirty (30) days of the close of the hearing.  However, the arbitrator(s), upon a showing of good cause, may extend the commencement of the hearing for up to an additional sixty (60) days.  The arbitrator(s) shall provide a concise written statement of reasons for the award.  The arbitration award may be submitted to any court having jurisdiction to be confirmed and have judgment entered and enforced.

(e)                                  The arbitrator(s) will give effect to statutes of limitation in determining any Claim and may dismiss the arbitration on the basis that the Claim is barred. For purposes of the application of any statutes of limitation, the service on AAA under applicable AAA rules of a notice of Claim is the equivalent of the filing of a lawsuit.  Any dispute concerning this arbitration provision or whether a Claim is arbitrable shall be determined by the arbitrator(s), except as set forth at subsection (j) of this Dispute Resolution Provision.  The arbitrator(s) shall have the power to award legal fees pursuant to the terms of this agreement.

(f)                                    The procedure described above will not apply if the Claim, at the time of the proposed submission to arbitration, arises from or relates to an obligation to Lender secured by real property.  In this case, all of the parties to this agreement must consent to submission of the Claim to arbitration.

(g)                                 To the extent any Claims are not arbitrated, to the extent permitted by law the Claims shall be resolved in court by a judge without a jury, except any Claims which are brought in California state court shall be determined by judicial reference as described below.

(h)                                 Any Claim which is not arbitrated and which is brought in California state court will be resolved by a general reference to a referee (or a panel of referees) as provided in California Code of Civil Procedure Section 638.  The referee (or presiding referee of the panel) shall be a retired Judge or Justice.  The referee (or panel of referees) shall be selected by mutual written agreement of the parties.  If the parties do not agree, the referee shall be selected by the Presiding Judge of the Court (or his or her representative) as provided in California Code of Civil Procedure Section 638 and the following related sections.  The referee shall determine all issues in accordance with existing California law and the California rules of evidence and civil procedure. The referee shall be empowered to enter equitable as well as legal relief, provide all temporary or provisional remedies, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a trial, including without limitation motions for summary judgment or summary adjudication . The award that results from the decision of the referee(s) will be entered as a judgment in the court that appointed the referee, in accordance with the provisions of California Code of Civil Procedure Sections 644(a) and 645.  The parties reserve the right to seek appellate review of any judgment or order, including but not limited to, orders pertaining to class certification, to the same extent permitted in a court of law.

(i)                                     This Dispute Resolution Provision does not limit the right of any party to: (i) exercise self-help remedies, such as but not limited to, setoff; (ii) initiate judicial or non-judicial foreclosure against any real or personal property collateral; (iii) exercise any judicial or power of sale rights, or (iv) act in a court of law to obtain an interim remedy, such as but not limited to, injunctive relief, writ of possession or appointment of a receiver, or additional or supplementary remedies.  The filing of a court action is not intended to constitute a waiver of the right of any party, including the suing party, thereafter to require submittal of the Claim to arbitration or judicial reference.

(j)                                     Any arbitration, judicial reference or trial by a judge of any Claim will take place on an individual basis without resort to any form of class or representative action (the “Class Action Waiver”).  Regardless of anything else in this Dispute Resolution Provision, the validity and effect of the Class Action Waiver may be determined only by a court or referee and not by an arbitrator.  The parties to this Agreement acknowledge that the Class Action Waiver is material and essential to the arbitration of any disputes between the parties and is nonseverable from the agreement to arbitrate Claims. If the Class Action Waiver is limited, voided or found unenforceable, then the parties’ agreement to arbitrate shall be null and void with respect to such proceeding, subject to the right to appeal the limitation or invalidation of the Class Action Waiver.  The Parties acknowledge and agree that under no circumstances will a class action be arbitrated.

(k)                                  By agreeing to binding arbitration or judicial reference, the parties irrevocably and voluntarily waive any right they may have to a trial by jury as permitted by law in respect of any Claim.  Furthermore, without intending in any way to limit this Dispute Resolution Provision, to the extent any Claim is not arbitrated or submitted to judicial reference, the parties irrevocably and voluntarily waive any right they may have to a trial by jury to the extent permitted by law in respect of such Claim.  This waiver of jury trial shall remain in effect even if the Class Action Waiver is limited, voided or found unenforceable.  WHETHER THE CLAIM IS DECIDED BY ARBITRATION, BY JUDICIAL REFERENCE, OR BY TRIAL BY A JUDGE, THE PARTIES AGREE AND UNDERSTAND THAT THE EFFECT OF THIS AGREEMENT IS THAT THEY ARE GIVING UP THE RIGHT TO TRIAL BY JURY TO THE EXTENT PERMITTED BY LAW.

9.4                                 Severability; Waivers.  If any part of this Agreement is not enforceable, the rest of the Agreement may be enforced.  Lender retains all rights, even if it makes a loan after default.  If Lender waives a default, it may enforce a later default.  Any consent or waiver under this Agreement must be in writing.

9.5                                 Attorneys’ Fees.  Borrower shall reimburse Lender for any reasonable costs and attorneys’ fees incurred by Lender in connection with the enforcement or preservation of any rights or remedies under this Agreement and any other documents executed in connection with this Agreement, and in connection with any amendment, waiver, “workout” or restructuring under this Agreement.  In the event of a lawsuit or arbitration proceeding, the prevailing party is entitled to recover costs and reasonable attorneys’ fees incurred in connection with the lawsuit or arbitration proceeding, as determined by the court or arbitrator.  In the event that any case is commenced by or against Borrower under the Bankruptcy Code (Title 11, United States Code) or any similar or successor statute, Lender is entitled to recover costs and reasonable attorneys’ fees incurred by Lender related to the preservation, protection, or enforcement of any rights of Lender in such a case.  As used in this section, “attorneys’ fees” includes the allocated costs of Lender’s in-house counsel.

9.6                                 Set-Off.

(a)                                  In addition to any rights and remedies of Lender provided by law, upon the occurrence and during the continuance of any event of default under this Agreement, Lender is authorized, at any time, to set off and apply any and all Deposits of Borrower or any guarantor held by Lender against any and all Obligations owing to Lender.  The set-off may be made irrespective of whether or not Lender shall have made demand under this Agreement or any guaranty, and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable Deposits.

(b)                                 The set-off may be made without prior notice to Borrower or any other party, any such notice being waived by Borrower (on its own behalf and on behalf of each guarantor) to the fullest extent permitted by law.  Lender agrees promptly to notify Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

(c)                                  For the purposes of this section, “Deposits” means any deposits (general or special, time or demand, provisional or final, individual or joint) and any instruments owned by Borrower or any guarantor which come into the possession or custody or under the control of Lender.  “Obligations” means all obligations, now or hereafter existing, of Borrower to Lender under this Agreement and under any other agreement or instrument executed in connection with this Agreement, and the obligations to Lender of any guarantor.

9.7                                 One Agreement; Modifications.

(a)                                  This Agreement and any related security or other agreements required by this Agreement, collectively:

(i)                                     represent the sum of the understandings and agreements between Lender and Borrower concerning this credit;

(ii)                                  replace any prior oral or written agreements between Lender and Borrower concerning this credit; and

(iii)                               are intended by Lender and Borrower as the final, complete and exclusive statement of the terms agreed to by them.

In the event of any conflict between this Agreement and any other agreements required by this Agreement, this Agreement will prevail.

(b)                                 Borrower and Lender hereby acknowledge and agree that until such time as all PCB Obligations have been fully and finally paid and performed, without the prior written consent of PCB (which shall not be unreasonably withheld), (i) Borrower and Lender will not enter into any modification, amendment or restatement occurring under the Loan Documents and (ii) Lender will not waive any default or event of default occurring under the Loan Documents.

9.8                                 Indemnification.  Borrower will indemnify and hold Lender harmless from any loss, liability, damages, judgments, and costs of any kind relating to or arising directly or indirectly out of (a) this Agreement or any document required hereunder, (b) any credit extended or committed by Lender to Borrower hereunder, and (c) any litigation or proceeding related to or arising out of this Agreement, any such document, or any such credit.  This indemnity includes but is not limited to attorneys’ fees (including the allocated cost of in-house counsel).  This indemnity extends to Lender, its parent, subsidiaries and all of their directors, officers, employees, agents, successors, attorneys, and assigns.  This indemnity will survive repayment of Borrower’s obligations to Lender.  All sums due to Lender hereunder shall be obligations of Borrower, due and payable immediately without demand.

9.9                                 Notices.  Unless otherwise provided in this Agreement or in another agreement between Lender and Borrower, all notices required under this Agreement shall be personally delivered or sent by first class mail, postage prepaid, or by overnight courier, to the addresses on the signature page of this Agreement, or sent by facsimile to the fax numbers listed on the signature page, or to such other addresses as Lender and Borrower may specify from time to time in writing.  Notices and other communications shall be effective (i) if mailed, upon the earlier of receipt or five (5) days after deposit in the U.S. mail, first class, postage prepaid, (ii) if telecopied, when transmitted, or (iii) if hand-delivered, by courier or otherwise (including telegram, lettergram or mailgram), when delivered.

9.10                           Headings.  Article and section headings are for reference only and shall not affect the interpretation or meaning of any provisions of this Agreement.

9.11                           Counterparts.  This Agreement may be executed in as many counterparts as necessary or convenient, and by the different parties on separate counterparts each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same agreement.

9.12                           Borrower Information; Reporting to Credit Bureaus.  Borrower authorizes Lender at any time to verify or check any information given by Borrower to Lender, check Borrower’s credit references, verify employment, and obtain credit reports.  Borrower agrees that Lender shall have the right at all times to disclose and report to credit reporting agencies and credit rating agencies such information pertaining to Borrower and/or all guarantors as is consistent with Lender’s policies and practices from time to time in effect.

9.13                           Usury Savings.  Borrower and Lender intend to contract in compliance with all state and federal usury laws governing this Agreement, any other instrument, document or agreement executed in connection herewith, and the Loans.  Borrower and Lender agree that none of the terms of this Agreement or any other instrument, document or agreement executed in connection herewith shall be construed to require payment of interest at a rate in excess of the maximum interest rate allowed by any applicable state or federal usury laws.  If Lender receives sums which constitute interest that would otherwise increase the effective interest on the Loans to a rate in excess of that permitted by any applicable law, then all such sums constituting interest in excess of the maximum lawful rate shall at Lender’s option either be credited to the payment of principal or returned to Borrower. The provisions of this paragraph control the other provisions of this Loan Agreement and any other instrument, document or agreement between Borrower and Lender.

9.14                        Notice of Final Agreement.  THIS WRITTEN LOAN AGREEMENT AND THE OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[signature page follows]

IN WITNESS WHEREOF, this Agreement is duly executed by each of the undersigned as of the date first written above.

CLEAN ENERGY,		CE DALLAS RENEWABLES LLC,
a California corporation		a Delaware limited liability company

		By:	Cambrian Energy Management LLC,
By:	/s/ Richard R. Wheeler	a Delaware limited liability
Name:	Richard R. Wheeler	company, its Management Company
Title:	Chief Financial Officer

		By:	/s/ Evan G. Williams
		Name:	Evan G. Williams
		Title:	Manager

Address for notices:		Address for notices:

Clean Energy		CE Dallas Renewables LLC
3020 Old Ranch Parkway, Suite 200		c/o Clean Energy
Seal Beach, CA 90740		3020 Old Ranch Parkway, Suite 200
Attention: Richard Wheeler and Harrison Clay		Seal Beach, CA 90740
Telephone:	(562) 493-2804	Attention: Harrison Clay
Facsimile:	(562) 546-0097	Telephone:	(562) 493-2804
		Facsimile:	(562) 546-0097
With a copy to (which shall not constitute notice):
With a copy to:
Sheppard, Mullin, Richter & Hampton LLP
12275 El Camino Real, Suite 200		CE Dallas Renewables LLC
San Diego, CA 92130-2006		c/o Cambrian Energy Management LLC
Attention: John Hentrich, Esq.		624 South Grand Ave., Suite 2420
Telephone: (858) 720-8900		Los Angeles, CA 90017
Facsimile: (858) 509-3691		Attention: Evan G. Williams
Telephone: (213) 628-8312
Facsimile: (213) 488-9890

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